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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the subsidiaries of PSB Holdings, Inc.

     Name                                    State of Incorporation
     ----                                    ----------------------
Putnam Savings Bank                                 Federal